Exhibit 99.7

COMMUNITY ORDER FORM

Stock Information Center C/O Stifel Nicolaus

18 Columbia Turnpike Florham Park, NJ 07932 Call us toll-free at 1-(877) 892-9472

For Internal Use Only

BATCH # ORDER # CATEGORY #

REC’D O C

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 2:00 p.m., Eastern Time, on , 2010. Subscription rights will become void after this time. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form or by hand-delivery to First Federal Savings Bank’s main office, which is located at Donner at Sixth Street, Monessen, PA. Hand-delivered Stock Order Forms will only be accepted at this location. You may NOT deliver this form to other First Federal Savings Bank offices. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1)	NUMBER OF SHARES

SUBSCRIPTION PRICE PER SHARE

(2)	TOTAL PAYMENT DUE

$10.00 =

$ .00

Minimum Number of Shares: 25 ($250).

See Stock Order Form Instructions for more information regarding maximum number of shares.

(3)	METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to: FedFirst Financial Corporation, in the amount of:

$ .00

Cash, wire transfers, and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. First Federal Savings Bank line of credit checks may not be remitted as payment.

(4)	METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the First Federal Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. IRA and other retirement accounts held at First Federal Savings Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

For Internal Use Only First Federal Savings Bank Withdrawal

Deposit Account Number Amount

$ .00

$ .00

$ .00

Total Withdrawal Amount $ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5)	PURCHASER INFORMATION

Community Offering. Check the first box that applies to this order:

a. You are a resident of Fayette, Washington or Westmoreland counties, Pennsylvania. (Please write your county of residence in section 9.)

b. You were a FedFirst Financial Corporation shareholder as of May 4, 2010.

c. You are placing an order in the Community Offering, but (a) and (b) above do not apply.

(6) MANAGEMENT AND EMPLOYEES Check if you are a FedFirst Financial Mutual Holding Company, FedFirst Financial Corporation or First Federal Savings Bank: Director Officer Employee Immediate Family Member, as defined on the Stock Order Form Instructions.

(7)	MAXIMUM PURCHASER IDENTIFICATION

Check here if you, individually or together with others (see Section 8), are subscribing for the maximum purchase allowed.

(8)	ASSOCIATES/ACTING IN CONCERT

Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last

Name First Name, Middle Initial,

Last Name Street

City (Important) State Zip County (Important)

Reporting SSN/Tax ID No.

SSN/Tax ID No.

Daytime Phone Number (Important)

Evening Phone Number (Important)

(10) FORM OF STOCK OWNERSHIP Check the applicable box. See Stock Order Form Instructions for ownership definitions. ?Individual Joint Tenants Tenants in Common Uniform Transfer to Minors Act ?Corporation/Partnership? Other (for reporting SSN, use minor’s)

FOR TRUSTEE/BROKER USE ONLY:

IRA

SSN of Beneficial Owner :

(11)	ACKNOWLEDGMENT AND SIGNATURE(S)

I understand, to be effective, this form, properly completed, together with full payment, must be received no later than 2:00 p.m., Eastern Time, on , 2010, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)

Date Signature (title, if applicable) Date

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STOCK ORDER FORM – SIDE 2

(8)	ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1) a corporation or organization other than FedFirst Financial Mutual Holding Company, FedFirst Financial Corporation or First Federal Savings Bank or a majority-owned subsidiary of FedFirst Financial Mutual Holding Company, FedFirst Financial Corporation or First Federal Savings Bank of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

(2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and

(3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of FedFirst Financial Mutual Holding Company, FedFirst Financial Corporation or First Federal Savings Bank or any of their subsidiaries.

Acting in concert – The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons reside at the same address or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of conversion, our directors are not deemed to be acting in concert solely by reason of their board membership.

We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of conversion. Directors and officers are not treated as associates of each other solely by virtue of holding such positions. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”

Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Purchases of Shares” for more information on purchase limitations.

(11)	ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by FedFirst Financial Corporation, this Stock Order Form may not be modified or canceled without FedFirst Financial Corporation’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the purchase limitations, as set forth in the Plan of Conversion and Reorganization, the Prospectus dated May 14, 2010 and the Prospectus Supplement dated , 2010.

I ACKNOWLEDGE THAT THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY FEDFIRST FINANCIAL CORPORATION, FIRST FEDERAL SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Consumer Inquiries, toll-free, at (800) 842-6929.

I further certify that, before purchasing the common stock of FedFirst Financial Corporation, I received the Prospectus dated May 14, 2010, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by FedFirst Financial Corporation in the “Risk Factors” section, beginning on page 15. Risks include, but are not limited to the following:

1. Turmoil in the financial markets could have an adverse effect on our financial position or results of operations.

2. The recent economic recession could result in increases in our level of nonperforming loans and/or reduce demand for our products and services, which would lead to lower revenue, higher loan losses and lower earnings.

3. Changes in interest rates could reduce our net interest income and earnings.

4. Our emphasis on residential mortgage loans exposes us to a risk of loss due to a decline in property values.

5. Commercial lending may expose us to increased lending risks.

6. The unseasoned nature of our commercial loan portfolio may expose us to increased lending risks.

7. If we conclude that the decline in value of any of our investment securities is other than temporary, we are required to write down the value of that security through a charge to earnings.

8. Higher loan losses could require us to increase our allowance for loan losses through a charge to earnings.

9. We do not control the premiums on which our insurance commissions are based, and volatility or declines in premiums may negatively impact the revenues of our insurance agency.

10. Contingent commissions paid by insurance companies are less predictable than standard commissions, and any decrease in the amount of contingent commissions received by Exchange Underwriters could adversely affect its results of operations.

11.	Our market area limits our growth potential.
12.	Our branching strategy may not be successful.
13.	We own stock in the Federal Home Loan Bank of Pittsburgh, which is experiencing financial difficulties.
14.	Our purchase of out-of-state loans may expose us to increased lending risks.
15.	We are dependent upon the services of key executives.
16.	Increased and/or special FDIC assessments will hurt our earnings.
17.	Strong competition within our market area could reduce our profits and slow growth.
18.	We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.
19.	Proposed regulatory reform may have a material impact on our operations.
20.	Our share price will fluctuate.
21.	Additional expenses following the offering from new equity benefit plans will adversely affect our profitability.
22.	Our stock price may decline when trading commences.
23.	There may be a limited market for our common stock, which may adversely affect our stock price.

24. Our return on equity will initially be low compared to other publicly traded financial institutions. A low return on equity may negatively impact the trading price of our common stock.

25. We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

26.	Issuance of shares for benefit programs may dilute your ownership interest.

27. The articles of incorporation and bylaws of new FedFirst Financial Corporation and certain laws and regulations may prevent or make more difficult certain transactions, including a sale or merger of new FedFirst Financial Corporation.

The Prospectus Supplement, dated , 2010, describes additional risk factors in the Additional Risk Factors section on page .. They include, but are not limited to, the following:

1. The reduction in our appraised value may adversely affect the liquidity of our common stock.

2. Recently enacted regulatory reform may have a material impact on our operations.

By executing this form, the investor is not waiving any rights under the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form

FEDFIRST FINANCIAL CORPORATION COMMUNITY ORDER FORM INSTRUCTIONS – SIDE 1

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250).The maximum allowable purchase by an individual or together with any associates or persons who may be acting in concert with you, may now purchase up to 5.0% of the shares sold in the offering ( shares at the minimum of the offering range, which equals $ , and shares at the maximum of the offering range, which equals $ ). In the Prospectus dated May 14, 2010 please see the section entitled “The Conversion and Offering – Limitations on Purchases of Shares” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to FedFirst Financial Corporation. These will be cashed upon receipt; the funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at First Federal Savings Bank’s statement savings rate from the date funds are received until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, a First Federal Savings Bank line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your First Federal Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds designated will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contract rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a First Federal Savings Bank certificate of deposit account. Note that you may NOT designate deposit accounts with check-writing privileges. Submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate for direct withdrawal First Federal Savings Bank IRA or other retirement accounts. For guidance on using retirement funds, whether held at First Federal Savings Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the , 2010 offering deadline. In the Prospectus dated May 14, 2010, please see the section entitled “The Conversion and Offering – Using Retirement Account Funds To Purchase Shares.” Your ability to use retirement accounts to buy shares cannot be guaranteed and depends on various factors, including timing constraints and where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Boxes (a), (b) and (c) refer to the Community Offering. Orders placed on Community Order Forms will be considered orders placed by new subscribers, and as such, will be subordinate to all orders placed on Supplemental Order Forms.

Section (6) – Management and Employees. Check the box if you are a FedFirst Financial Mutual Holding Company, FedFirst Financial Corporation or First Federal Savings Bank director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

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FEDFIRST FINANCIAL CORPORATION COMMUNITY ORDER FORM INSTRUCTIONS – SIDE 2

Section (10) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the PA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-PA (list only the minor’s social security number). Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes.

Section (11) – Acknowledgment and Signature(s). Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on this form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus Supplement dated , 2010 and the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by 2:00 p.m., Eastern Time, on , 2010. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight courier to the Stock Information Center address indicated on the front of the Stock Order Form, or by hand-delivery to First Federal Savings Bank’s main office, which is located at Donner at Sixth Street, Monessen, Pennsylvania. Hand-delivered Stock Order Forms will only be accepted at this location. Please do not mail Stock Order Forms to First Federal Savings Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free at 1-(877) 892-9472 Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time. The Stock Information Center is not open on weekends or bank holidays.